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                                                                  EXHIBIT 10.11




                              LADD FURNITURE, INC.

                          1994 LONG-TERM INCENTIVE PLAN

                                 PLAN HIGHLIGHTS


     1. The Long-Term Incentive Plan consists of an annual award of the following three elements:

          - Incentive Stock Options

          - Restricted Stock Grants

          - Performance Units convertible to cash at the end of a 3-year planning period; par value is $100 per unit

     2. Award levels are based on a percentage of the participant's base salary in effect at the beginning of the planning period as follows:

          a) Chairman, Vice Chairman and Executive Vice President

                                                % of Salary

          Incentive   Stock   Options             30.0%
          Restricted   Stock  Grants              18.8%
          Performance Units                       18.7%
                      Total                       67.5%

          b) Division Presidents, Chief Financial Officer, VP Human Resources, VP Market Development

                                                % of Salary

            Incentive Stock Options               12.5%
            Restricted Stock Grants               12.5%
            Performance Units                     25.0%
                        Total                     50.0%



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          c) Selected Division & Corporate Key Management

                                                 % of Salary

             Incentive Stock Options               10.0%
             Restricted Stock Grants               10.0%
             Performance Units                     20.0%
                         Total                     40.0%

     3. Performance Unit payments will be based on the achievement of sales growth and return on investment goals as follows:

          a) For Corporate Participants

                          LADD 3-Year Average ROE            55%
                          LADD 3-Year Sales Growth           45%
                                    Total                   100%

          b) For Division Participants

                          Divisional 3-Year Average ROIC     55%
                          Divisional 3-Year Sales Growth     45%
                                    Total                   100%


     4. Valuation of Performance Units at the end of the 3-year planning period will be based on the following performance levels:

                                  ROE   ROIC    Sales Growth

          Minimum Incentive        8%   12%     Industry Growth Rate*

          Target Incentive        12%   16%     Industry Growth Rate* + 1.5%

          Maximum Incentive       15%   20%     Industry Growth Rate* + 3%

          *Industry Growth Rate defined to be U.S. Commerce Department Furniture Growth Index. The Board reserves the right to change or modify the index if experience shows the index not to be a good measure of the Industry's performance.



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     5. Payout per Performance Unit will be on a graduated scale with a value of
$50 to $150 per unit. Minimum performance levels are required to receive any payment.

        -  Minimum incentive    -     $50 per unit

        -  Target incentive     -     $100 per unit

        -  Maximum incentive    -     $150 per unit

        Payments of Performance Units earned for 1994 - 1996 will be made by June 1, 1997.

     6. Incentive Stock Options will be granted at market price on the day of the grant, and, as long as the participant remains an employee of LADD, will be vested as follows:

         After 1 Year             25%
         After 2 Years            50%
         After 3 Years            75%
         After 4 Years           100%

     7. Restricted Stock Grants will permit a participant to purchase LADD shares for $.10 per share. The shares may be repurchased by LADD at the same price if the participant ceases to be an employee of LADD before 5 years have elapsed.

     8. The participant must be an employee at the end of the planning period to receive any payment for the Performance Units. If the participant changes LADD business units during the planning period, a pro-rata share of the earned Performance Units will be granted for the period the individual participated in the Long-Term Incentive Plan in the respective business units.

     9. Participants who enter the plan other than at the beginning of the planning period will receive stock options, restricted stock and performance units as recommended by management and approved by the Compensation Committee and the Board of Directors.

     10. When a plan participant retires (minimum age 55), dies or becomes disabled during a three-year plan period, the Compensation Committee and the Board of Directors will determine the amount and terms of payment of performance units earned and the amount of stock to be repurchased.



                                                             February 24, 1994






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